Exhibit 99

NEWS

For additional information contact:       Benno Sand-Investor and Financial Media 952.448.8936

FOR IMMEDIATE RELEASE

FSI International, Inc. Announces Third Quarter and First Nine Months Fiscal 2012 Financial Results

The company generated $28 million in cash from operating activities during the quarter and ended the third fiscal quarter with $51 million in cash and cash equivalents, restricted cash and long-term securities

MINNEAPOLIS (June 19, 2012)—FSI International, Inc. (Nasdaq: FSII), a manufacturer of capital equipment for the microelectronics industry, today reported financial results for the third quarter of fiscal 2012 and for the first nine months ended May 26, 2012.

Fiscal 2012 Third Quarter and First Nine Months

Sales for the third quarter of fiscal 2012 increased 98 percent to $50.8 million, compared to $25.6 million for the same period in fiscal 2011. The company’s net income for the third quarter of fiscal 2012 was $10.0 million, or $0.25 per share, compared to net income of $4.1 million, or $0.10 per share, for the third quarter of fiscal 2011. Third quarter fiscal 2012 financial results included $433,000 of non-cash stock-based compensation charges, compared to $274,000 in the prior year comparable period. Fiscal 2012 third quarter results included a $677,000 impairment charge associated with the Company's investment in its Japanese distributor.

Sales for the first nine months of fiscal 2012 were $102.5 million, compared to $67.2 million for the same period of fiscal 2011. The company’s net income for the first nine months of fiscal 2012 was $10.7 million, or $0.27 per share, as compared to net income of $6.5 million, or $0.17 per share for the first nine months of fiscal 2011. The financial results for the first nine months of fiscal 2012 included $1.2 million of non-cash stock-based compensation charges, compared to $0.7 million in the prior year comparable period. Year-to-date fiscal 2012 financial results included a $677,000 impairment charge associated with the Company's investment in its Japanese distributor.

Balance Sheet

As of the end of the fiscal 2012 third quarter, the company had approximately $133.8 million in assets, including $51.0 million in cash, restricted cash, cash equivalents and long-term marketable securities. The company generated $28.0 million and $30.8 million of cash from operations during the third quarter and first nine months, respectively. At the end of the fiscal 2012 third quarter, the company had a current ratio of 4.1 to 1.0 and a book value of $2.70 per share and no debt.

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FSI International, Inc.

June 19, 2012

Page Two

Outlook

Based on the backlog and deferred revenue levels at the end of the third quarter and anticipated fourth quarter orders, the company expects fourth quarter fiscal 2012 revenues to be between $40.0 and $45.0 million, as compared to $50.8 million in the third quarter of fiscal 2012.* The company anticipates that fourth quarter orders will decline from the $41.8 million third quarter level. * Despite the growing demand for 32/28nm devices, we believe that global economic uncertainty is causing customers to reassess their near-term capital spending.* In addition, the scheduling of several facility construction and conversion plans is impacting the timing of capital equipment orders.*

Based upon the anticipated gross profit margin and the operating expense run rate, the company expects net income of $4.0 to $5.0 million for the fourth quarter of fiscal 2012.* The company expects to generate cash from operating activities in the fourth quarter, as we continue to manage inventory and accounts receivable levels.*

Conference Call Details

FSI investors have the opportunity to listen to management’s discussion of its third quarter financial results on a conference call at 3:30 p.m. CT today. In addition, the company will discuss third quarter accomplishments and review expected fourth quarter financial performance guidance. The company invites all those interested to join the conference by calling 888.469.3045 and entering access code 9074727. For those who cannot listen to the live broadcast, a replay will be available shortly after the conference by calling 800.945.7247.

About FSI

FSI International, Inc. is a global supplier of surface conditioning equipment, technology and support services for microelectronics manufacturing. Using the company’s broad portfolio of cleaning products, which include batch and single-wafer platforms for immersion, spray and cryogenic aerosol technologies, customers are able to achieve their process performance flexibility and productivity goals. The company’s support services programs provide product and process enhancements to extend the life of installed FSI equipment, enabling worldwide customers to realize a higher return on their capital investment. For more information, visit FSI’s website at http://www.fsi-intl.com or call Benno Sand, 952.448.8936.

FSI International, Inc.

June 19, 2012

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“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains certain “forward-looking” statements (*), including, but not limited to expected fourth quarter orders; fourth quarter beginning backlog and deferred revenue; expected fourth quarter revenues; expected fourth quarter gross margin and operating expense levels; expected fourth quarter net income; expected cash generation from operating activities; customer near-term capital spending and the timing of capital equipment orders. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties include, but are not limited to, changes in industry conditions; order delays or cancellations; general economic conditions; changes in customer capacity requirements and demand for microelectronics; the extent of demand for the company’s products and its ability to meet demand; global trade policies; worldwide economic and political stability; the company’s successful execution of internal performance plans; the cyclical nature of the company’s business; volatility of the market for certain products; performance issues with key suppliers and subcontractors; the level of new orders; the timing and success of current and future product and process development programs; the success of the company’s direct distribution organization; legal proceedings; the potential impairment of long-lived assets; the potential adverse financial impacts resulting from declines in the fair value and liquidity of investments the company presently holds; the impact of natural disasters on parts supply and demand for products; the ability to attract, retain and motivate a sufficient number of qualified employees; as well as other factors listed herein or from time to time in the company’s SEC reports, including our latest 10-K annual report and 10-Q quarterly reports. The company assumes no duty to update the information in this press release.

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FSI INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Third Quarter Ended		Nine Months Ended
	May 26, 2012	May 28, 2011	May 26, 2012	May 28, 2011
Sales	$50,757	$25,598	$102,496	$67,231
Cost of goods	30,011	13,731	63,702	37,144

Gross margin	20,746	11,867	38,794	30,087
Selling, general and administrative expenses	5,745	4,675	16,424	14,303
Research and development expenses	4,303	3,155	11,331	9,327

Operating income	10,698	4,037	11,039	6,457
Interest and other (expense) income, net	(623)	80	(332)	71

Income before income taxes	10,075	4,117	10,707	6,528
Income tax expense (benefit)	44	6	17	(1)

Net income	$10,031	$4,111	$10,690	$6,529

Income per share – basic	$0.26	$0.11	$0.27	$0.17

Income per share – diluted	$0.25	$0.10	$0.27	$0.17

Weighted average common shares
Basic	39,186	38,714	39,012	38,631
Diluted	39,941	39,248	39,504	39,079

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FSI INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	May 26, 2012	Aug. 27, 2011
Assets

Current assets
Cash, restricted cash and cash equivalents	$49,091	$20,693
Receivables, net	22,349	23,196
Inventories	37,081	48,630
Other current assets	4,740	4,241

Total current assets	113,261	96,760

Property, plant and equipment, net	16,984	14,805

Long-term marketable securities	1,907	1,907
Investment	—	677
Other assets	1,603	1,677

Total assets	$133,755	$115,826

Liabilities and Stockholders’ Equity

Current liabilities
Trade accounts payable	$10,727	$11,226
Deferred profit*	5,400	2,997
Customer deposits	611	—
Accrued expenses	10,733	7,473

Total current liabilities	27,471	21,696

Long-term liabilities	310	392

Total stockholders’ equity	105,974	93,738

Total liabilities and stockholders’ equity	$133,755	$115,826

*	Deferred profit reflects deferred revenue less manufacturing and other related costs.

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FSI INTERNATIONAL, INC. AND SUBSIDIARIES

MISCELLANEOUS FINANCIAL INFORMATION

(in thousands, except percentages, per share and total employee data)

(unaudited)

	Nine Months Ended
	May 26, 2012	May 28, 2011
Sales by Area

United States	23%	43%
International	77%	57%

Cash Flow Statement

Capital expenditures	$3,375	$2,012
Depreciation	1,937	1,582

	As of
	May 26, 2012	May 28, 2011
Miscellaneous Data

Total employees, including contract	407	347
Book value per share	$2.70	$2.35
Shares outstanding	39,194	38,742

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